Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of November 10, 2023 by and among (i) Bradley L. Radoff and The Radoff Family Foundation (collectively, “Radoff”), and (ii) Dayton Judd, Sudbury Capital Fund, LP, Sudbury Holdings, LLC, Sudbury Capital GP, LP and Sudbury Capital Management, LLC (collectively, “Sudbury” and together with Radoff, each a “Party” and collectively, the “Parties” or the “Group”).

WHEREAS, the undersigned are stockholders, direct or beneficial, of LifeVantage Corporation, a Delaware corporation (the “Company”);

WHEREAS, the Parties and Michael Lohner entered into that certain Joint Filing and Solicitation Agreement, dated August 9, 2023 (the “Original Agreement”), for the purpose of, among other things, working together to enhance stockholder value at the Company, including by seeking representation on the Board of Directors of the Company at the fiscal year 2024 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Fiscal 2024 Annual Meeting”);

WHEREAS, the Original Agreement was scheduled to terminate upon the earlier to occur of the (i) certification of the results of the Fiscal 2024 Annual Meeting and (ii) written agreement of Radoff and Sudbury;

WHEREAS, prior to the certification of the results of the Fiscal 2024 Annual Meeting, Radoff and Sudbury determined to continue to work together to (i) enhance stockholder value and improve corporate governance at the Company, (ii) take all other action necessary to achieve the foregoing and (iii) take any other actions they determine to undertake in connection with their respective investment in the Company (the “Coordinated Activities”);

WHEREAS, the Parties desire to enter into this Agreement to supersede the Original Agreement to (i) reflect that Michael Lohner is no longer a member of a Section 13(d) “group” with Radoff and Sudbury, and (ii) amend and restate the terms of the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.       Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k) of the Exchange Act, the Parties shall file, separately or jointly, a Schedule(s) 13D and any amendments thereto with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, further, that for so long as the Company’s Rights Agreement, dated as of August 30, 2023, remains in effect, no member of the Group shall transact in securities of the Company without the prior written consent of Radoff and Sudbury. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Each of the undersigned agrees to continue the Group for the purpose of the Coordinated Activities.

4.       Radoff and Sudbury hereby agree to jointly pay all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (collectively, the “Expenses”) on a percentage basis as follows: (i) Radoff 50% of the Expenses and (ii) Sudbury 50% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be allocated to Radoff and Sudbury in proportion to the Expenses paid pursuant to this Section 4.

5.       Each Party agrees that any filing with the SEC, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of Radoff and Sudbury. The Parties agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.       The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of Radoff and Sudbury. Except as provided in Section 2, nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.       The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 8, which shall survive any termination of this Agreement) shall terminate upon the conclusion of the Coordinated Activities or as otherwise agreed by Radoff and Sudbury. Notwithstanding the foregoing, any Party may terminate his or its rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 8, which shall survive any termination of this Agreement) on 24 hours’ written notice to all other Parties, with a copy by email to Ryan Nebel at Olshan.

2

10.       Each Party acknowledges that Olshan shall act as counsel for the Group and each of Radoff and Sudbury relating to their investment in the Company.

11.       Each Party hereby waives the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

12.       Each Party hereby agrees that this Agreement shall be filed as an exhibit to the Schedule(s) 13D required to be filed by them as contemplated under Section 1 of this Agreement.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the day and year first above written.

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

/s/ Bradley L. Radoff
Bradley L. Radoff

Sudbury Capital Fund, LP

By:	Sudbury Capital GP, LP
General Partner

By:	Sudbury Holdings, LLC
General Partner

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Capital GP, LP

By:	Sudbury Holdings, LLC
General Partner

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Holdings, LLC

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Capital Management, LLC

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Managing Member

/s/ Dayton Judd
Dayton Judd